Exhibit 3.10

AMENDED & RESTATED BYLAWS

OF

BIOMET EUROPE LTD.

(f/k/a OEC Ltd., Inc.)

(As Amended January 1, 2000.)

ARTICLE I

Certificates for Shares

Section 1. Certificates. As provided by law, each holder of shares of the corporation shall be entitled to a certificate signed by a managing director or a vice president and attested by the secretary or an assistant secretary, certifying the number of shares owned by such shareholder and such other information as may be required by law. The form of such certificate shall be prescribed by resolution of the board of directors.

Section 2. Lost or Destroyed Certificates. If a certificate of any shareholder is lost or destroyed, a new certificate may be issued to replace such lost or destroyed certificate. Unless waived by the board of directors, the shareholder shall make an affidavit or affirmation of the fact that his certificate is lost or destroyed, shall advertise the same in such manner as the board of directors may require, and shall give the corporation a bond of indemnity in the amount and form which the board of directors may prescribe.

Section 3. Transfer of Shares. Shares of the corporation shall be transferable only on the books of the corporation upon presentation of the certificate representing the same, endorsed by an appropriate person or persons and accompanied by (1) reasonable assurance that those endorsements are genuine and effective and (2) a request to register such transfer. Transfers of shares shall be otherwise subject to applicable law.

Section 4. Recognition of Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner notwithstanding any equitable or other claim to, or interest in, such shares on the part of any other person.

ARTICLE II

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders of the corporation shall be held at the offices of Biomet, Inc. in Warsaw, Indiana (United States of America), or at such other location as the board of directors may designate, on the second Friday in July of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday, or on such other date as may be designated by the board of directors.

Section 2. Special Meetings. Special meetings of the shareholders may be called by any managing director, by the board of directors, or by shareholders who hold not less than one-fourth (1/4) of all the outstanding shares which may be voted on the business proposed to be transacted thereat.

Section 3. Notice of Meetings. Written notice stating the place, day and hour of any meeting of shareholders and, in the case of special meetings or when otherwise required by law, the purpose for which any such meeting is called, shall be delivered or mailed by the secretary of the corporation to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the corporation and at least ten (10) days before the date of such meeting, on being notified of the place, day and hour thereof by the officers or persons calling the meeting.

Section 4. Waiver of Notice. Notice of any meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the time and place of the meeting and the purposes thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purposes of such meeting, shall constitute a waiver of notice of such meeting.

Section 5. Voting Rights. Each holder of shares of the corporation shall have the voting rights specified in the certificate of incorporation of the corporation.

Section 6. Date of Determination of Voting Rights. The board of directors may fix in advance a date as a record date, not exceeding fifty (50) days prior to the date of any meeting of shareholders for the purpose of determining the shareholders entitled to notice of and to vote at such meeting. In the absence of action by the board of directors to fix a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting.

Section 7. Voting by Proxy. A shareholder entitled to vote at any meeting of shareholders may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact of such shareholder. No proxy shall be voted at any meeting of shareholders unless the same shall be filed with the secretary of the meeting at the commencement thereof. The general proxy of a fiduciary shall be given the same effect as the general proxy of any other shareholder.

Section 8. Voting List. The secretary shall make, at least five (5) days before each meeting of shareholders at which one or more directors are to be elected, a complete list of the shareholders entitled to vote at such election, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours for a period of five (5) days prior to such meeting. The list shall also be produced and kept open at the time and place of election and shall be subject to inspection by any share holder during the holding of such election.

Section 9. Quorum. At any meeting of shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the certificate of incorporation or these bylaws.

Section 10. Action by Consent. Any action required to be taken at a meeting of shareholders, or any action which may be taken at a meeting of shareholders, may be taken without a meeting but with the same effect as a unanimous vote at a meeting, if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all shareholders entitled to vote with respect thereto, and such consent is filed with the minutes of shareholders’ proceedings.

ARTICLE III

Board of Directors

Section 1. Duties and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors, except as maybe otherwise provided by law or the certificate of incorporation.

Section 2. Number and Terms of Office. There shall be three (3) directors of the corporation, or such other number as the shareholders may determine from time to time, who shall be elected at each annual meeting of the shareholders to serve for a term of one (1) year and until their successors shall be chosen and qualified, or until removal, resignation or death. If the annual meeting of the shareholders is not held at the time designated in these bylaws, the directors then in office shall hold over until their successors shall be chosen and qualified.

Section 3. Vacancies. Any vacancy in the board of directors caused by death, resignation, incapacity or increase in the number of directors may be filled by a majority vote of all the remaining members of the board of directors. Shareholders shall be notified of any increase in the number of directors and the name, address, principal occupation and other pertinent information about any director elected by the board to fill any vacancy in the next mailing sent to the shareholders following any such increase or election. Vacancies on the board of directors occasioned by removal of a director shall be filled by a vote of the shareholders entitled to vote thereon at an annual or special meeting thereof. A director elected to fill a vacancy shall hold office until the next annual or special meeting of shareholders and until his successor shall be elected and qualified.

Section 4. Annual Meeting. Unless otherwise agreed upon, the board of directors shall meet immediately following the annual meeting of the shareholders, at the place where such meeting of shareholders was held, for the purpose of election of officers of the corporation and consideration of any other business which may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting.

Section 5. Other Meetings. Regular meetings of the board of directors may be held pursuant to a resolution of the board to such effect. No notice shall be necessary for any regular meeting. Special meetings of the board of directors may be held upon the call of a managing director or of any two (2) members of the board and upon twenty-four (24) hours’ notice specifying the time, place and general purposes of the meeting, given to each director either personally or by telephone or by mail, telegram or photographic or equivalent reproduction of a writing. Notice of a special meeting may be waived in writing before the time of the meeting, at the time of the meeting, or after the time of the meeting. Attendance at any special meeting shall constitute waiver of notice of such meeting.

Section 6. Quorum. A majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by law, the certificate of incorporation, or these bylaws.

Section 7. Action by Consent. Any action required or permitted to be taken at any meeting of the board or directors may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the board and such consent is filed with the minutes of proceedings of the board.

Section 8. Committees. The board of directors, by resolution adopted by a majority of the actual number of directors elected and qualified, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, may have and exercise all the authority of the board of directors, except as may otherwise be provided by law or the certificate of incorporation.

Section 9. Conflicts of Interest. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, trust, firm, association or entity in which one or more of the directors of the corporation is a director, officer, partner, shareholder, member, employee, or agent or is financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the vote(s) of such director or directors is or are counted for such purposes, if:

(a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested director or directors; or

(b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent sufficient for the purpose, or

(c) The contract or transaction is fair and reasonable to the corporation.

Such interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory laws applicable thereto.

Section 10. Presence. A member of the board of directors or of the executive committee or other committee designated by the board may participate in a meeting of the board or executive or other committee of the board by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other; and participation by these means constitutes presence in person at the meeting for all purposes under these bylaws.

ARTICLE IV

Offices

Section 1. Offices and Qualification Therefor. The officers of the corporation shall consist of one (1) or more managing directors, one (1) or more vice presidents, a secretary, a treasurer and such assistant officers as the board of directors shall designate from time to time. Any two (2) or more offices may be held by the same person.

Section 2. Terms of Office. Each officer of the corporation shall be elected annually by the board of directors at its annual meeting and shall hold office for a term of one (1) year and until his successor shall be duly elected and qualified.

Section 3. Vacancies. Whenever any vacancies shall occur in any of the offices of the corporation for any reason, the same may be filled by the board of directors at any meeting thereof, and any officer so elected shall hold office until the next annual meeting of the board of directors and until his successor shall be duly elected and qualified.

Section 4. Removal. Any officer of the corporation may be removed, with or without cause, by the board of directors whenever a majority of such board shall vote in favor of such removal.

Section 5. Compensation. Each officer of the corporation shall receive such compensation for his service in such office as may be fixed by action of the board of directors, duly recorded.

ARTICLE V

Powers and Duties of Officers

Section 1. Managing Director. Subject to the general control of the board of directors, the managing director(s) shall manage and supervise all the affairs and personnel of the corporation and shall discharge all the usual functions of the chief executive officer of a corporation. A managing director shall preside at all meetings of shareholders and directors. Each managing director shall have such other powers and duties as these bylaws or the board of directors may prescribe. Shares of other corporations owned by this corporation may be voted by the managing director or by such proxies as the managing director shall designate. Each managing director, singly, shall have authority to act, and to execute contracts, on behalf of the corporation, including, with the secretary, powers of attorney appointing other corporations, partnerships or individuals, the agents of the corporation subject to law, the certificate of incorporation and these bylaws. For as long as the corporation shall remain a general partner of that certain Dutch limited partnership, BioMer CV, each managing director, singly, in addition, shall have authority to act, and to execute contracts, on behalf of the corporation in its capacity as general partner of the BioMer CV, including, with the secretary, powers of attorney appointing other corporations, partnerships or individuals, the agents of the corporation in its capacity as general partner of the BioMer CV subject to applicable law, the certificate of incorporation, these bylaws and the organizational documents of the BioMer CV.

Section 2. Vice Presidents. The vice presidents, in the order designated by the board of directors, shall have all the powers of, and perform all the duties incumbent upon, the managing director(s) during his or their absence or disability and shall have such other powers and duties as these bylaws or the board of directors may prescribe.

Section 3. Secretary. The secretary shall attend all meetings of the shareholders and of the board of directors, and keep or cause to be kept, a true and complete record of the proceedings of such meetings, and he shall perform a like duty, when required, for all standing committees appointed by the board of directors. If required, he shall attest the execution by the corporation of deeds, leases, agreements and other official documents. He shall attend to the giving and serving of all notices of the corporation required by these bylaws, shall have custody of the books (except books of account) and records of the corporation, and in general shall perform all duties pertaining to the office of secretary and such other duties as these bylaws or the board of directors may prescribe.

Section 4. Treasurer. The treasurer shall keep correct and complete records of account showing accurately at all time the financial condition of the corporation. He shall have charge and custody of, and be responsible for, all funds, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall deposit, or cause to be deposited, all funds of the corporation with such depositories as the board of directors shall designate. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the corporation, and in general shall perform all duties pertaining to the office of treasurer and such other duties as these bylaws or the board of directors may prescribe.

Section 5. Assistant Officers. The board of directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these bylaws or the board of directors may prescribe. An assistant secretary may, in the event of the absence or the disability of the secretary, attest the execution of all documents by the corporation.

ARTICLE VI

Miscellaneous

Section 1. Corporate Seal. The corporation shall have no seal.

Section 2. Execution of Contracts and Other Documents. Unless otherwise ordered by the board of directors, all written contracts and other documents entered into by the corporation individually, or by the corporation in its capacity as general partner of the BioMer CV shall be executed on behalf of the corporation by a managing director or, in circumstances as provided by these bylaws, by a vice president, and, if required, attested by the secretary or an assistant secretary.

Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of June of each year and end on the 31st day of May immediately following.

ARTICLE VII

Amendments

Subject to law and the certificate of incorporation, the power to make, alter, amend or repeal all or any part of these bylaws is vested in the board of directors. The affirmative vote of a majority of all the directors shall be necessary to effect any such changes in these bylaws.

/s/ DPH
Secretary’s Initials

1/1/00
Date